                                                                    EXHIBIT 99.3


                              REMEDY CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                    ASSETS


                                                                                      JUNE 30,            DECEMBER 31,
                                                                                       2001                   2000
                                                                                    -----------           -----------
                                                                                    (UNAUDITED)               (1)
Current assets:
   Cash and cash equivalents................................................        $    51,352           $    43,119
   Short-term investments...................................................            167,180               164,780
   Accounts receivable, net.................................................             51,972                79,326
   Prepaid expenses and other current assets................................              7,246                 5,861
   Deferred tax assets......................................................              7,157                 7,157
                                                                                    -----------           -----------
       Total current assets.................................................            284,907               300,243
Property and equipment, net.................................................             21,295                19,418
Goodwill and other intangible assets, net...................................             23,441                25,439
Other non-current assets....................................................                910                   524
Deferred tax assets--non current portion....................................              3,437                 3,437
                                                                                    -----------           -----------
                                                                                    $   333,990           $   349,061
                                                                                    ===========           ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable.........................................................        $     1,662           $     4,036
   Accrued compensation and related liabilities.............................              7,249                10,293
   Income taxes payable.....................................................                 --                 3,616
   Other accrued liabilities................................................             17,074                20,942
   Deferred revenue.........................................................             58,000                56,915
                                                                                    -----------           -----------
       Total current liabilities............................................             83,985                95,802
Stockholders' equity:
   Common stock and additional paid-in capital..............................            196,927               184,230
   Treasury Stock (4,132,300 shares and 3,872,300 shares, respectively).....            (74,924)              (68,441)
   Accumulated other comprehensive loss.....................................             (1,098)                 (396)
   Retained earnings........................................................            129,100               137,866
                                                                                    -----------           -----------
       Total stockholders' equity...........................................            250,005               253,259
                                                                                    -----------           -----------
                                                                                    $   333,990           $   349,061
                                                                                    ===========           ===========


----------------
(1) The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

                            See accompanying notes.

                              REMEDY CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)


                                                                 THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                      JUNE 30,                        JUNE 30,
                                                             -------------------------       -------------------------
                                                                2001           2000             2001            2000
                                                             ---------       ---------       ---------       ---------
Revenue:
   Product.............................................      $  25,782       $  39,750       $  54,863       $  75,170
   Maintenance and service.............................         38,555          29,376          74,229          55,888
                                                             ---------       ---------       ---------       ---------
       Total revenue...................................         64,337          69,126         129,092         131,058
Costs and expenses:
   Cost of product revenue.............................          1,625           2,387           3,540           4,789
   Cost of maintenance and service revenue.............         14,448          12,568          29,327          23,605
   Research and development............................         13,517          12,836          29,057          24,122
   Sales and marketing.................................         29,740          25,218          63,493          50,990
   General and administrative..........................          4,702           4,335           8,798           7,574
   Amortization of goodwill and other intangibles......          2,647           2,203           5,222           4,032
   Peregrine acquisition expenses......................          2,525              --           2,525              --
   Restructuring charges...............................            975              --           4,368              --
                                                             ---------       ---------       ---------       ---------
       Total costs and expenses........................         70,179          59,547         146,330         115,112
Income (loss) from operations..........................         (5,842)          9,579         (17,238)         15,946
Interest income and other, net.........................          2,311           2,408           5,062           4,082
                                                             ---------       ---------       ---------       ---------
Income (loss) before income taxes......................         (3,531)         11,987         (12,176)         20,028
Provision (benefit) for income taxes...................           (989)          3,596          (3,410)          6,169
                                                             ---------       ---------       ---------       ---------
Net income (loss)......................................      $  (2,542)      $   8,391       $  (8,766)      $  13,859
                                                             =========       =========       =========       =========
Net income (loss) per share:
   Basic...............................................      $   (0.08)      $    0.27       $   (0.29)      $    0.45
                                                             =========       =========       =========       =========
   Diluted.............................................      $   (0.08)      $    0.24       $   (0.29)      $    0.41
                                                             =========       =========       =========       =========
Shares used in computing per share amounts:
   Basic...............................................         30,690          31,235          30,517          30,827
                                                             =========       =========       =========       =========
   Diluted.............................................         30,690          34,316          30,517          34,200
                                                             =========       =========       =========       =========


                            See accompanying notes.

                              REMEDY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                 (UNAUDITED)


                                                                                        SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                             -------------------------------------
                                                                                2001                       2000
                                                                             ----------                 ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).................................................           $   (8,766)                $   13,859
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
       Depreciation...............................................                5,162                      4,200
       Amortization of goodwill and other intangibles.............                5,209                      4,032
       Non-cash element of restructuring charges..................                2,794                         --
Changes in assets and liabilities:
   Accounts receivable............................................               27,354                      7,712
   Prepaid expenses and other current assets......................               (1,385)                     8,006
   Deferred tax asset.............................................                   --                     (3,924)
   Accounts payable...............................................               (2,374)                     2,239
   Accrued compensation and related liabilities...................               (3,044)                    (1,238)
   Income taxes payable...........................................               (3,616)                    (1,341)
   Other accrued liabilities......................................               (6,662)                       859
   Other non-current assets.......................................                 (386)                       (38)
   Deferred revenue...............................................                1,085                      4,820
                                                                             ----------                 ----------
           Net cash provided by operating activities..............               15,371                     39,186
                                                                             ----------                 ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments...............................             (169,285)                  (312,468)
Maturities of short-term investments..............................              166,885                    292,301
Cash paid for businesses acquired, net of cash assumed............               (3,403)                   (15,315)
Capital expenditures..............................................               (6,847)                    (5,908)
                                                                             ----------                 ----------
           Net cash used in investing activities..................              (12,650)                   (41,390)
                                                                             ----------                 ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under capital lease obligations................                   --                        (54)
Proceeds from issuance of common stock............................               12,697                     21,413
Purchase of treasury stock........................................               (6,483)                        --
                                                                             ----------                 ----------
           Net cash provided by financing activities..............                6,214                     21,359
                                                                             ----------                 ----------
Net increase in cash and cash equivalents.........................                8,935                     19,155
Effect of exchange rate changes on cash...........................                 (702)                      (413)
Cash and cash equivalents at beginning of period..................               43,119                     47,302
                                                                             ----------                 ----------
Cash and cash equivalents at end of period........................           $   51,352                 $   66,044
                                                                             ==========                 ==========


                            See accompanying notes.

                              REMEDY CORPORATION
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)

1.    BASIS OF PRESENTATION

      The condensed consolidated balance sheet as of June 30, 2001, the condensed consolidated statements of operations for the three months and six months ended June 30, 2001 and 2000, and the condensed consolidated statements of cash flows for the six months ended June 30, 2001 and 2000, have been prepared by Remedy Corporation ("Remedy" or the "Company"), without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2001 and for all periods presented have been made. The condensed consolidated balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all disclosures required by generally accepted accounting principles.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission in March 2001.

      The results of operations for the three months and six months ended June 30, 2001 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

2.    REVENUE RECOGNITION

      The Company recognizes revenue in accordance with Statement of Position 97-2 "Software Revenue Recognition", as amended. The Company derives revenue from the sale of software licenses, post-contract support ("support") and other services. Support includes telephone technical support, bug fixes and rights to upgrades on a when-and-if available basis for a stated term of generally one year. Services range from installation, training and basic consulting to software modification to meet specific customer needs. In software arrangements that include rights to multiple software products, support and/or other services, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables determined based on objective evidence specific to the Company.

      Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collection is probable. Revenue from license fees in multiple element contracts is recognized using the residual method when there is vendor specific objective evidence of the fair value of all undelivered elements in an arrangement but vendor specific objective evidence of fair value does not exist for one or more of the delivered elements in an arrangement. Under the residual method, the total fair value of the undelivered elements, as indicated by vendor specific objective evidence, is deferred and the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements regardless of any separate prices stated within the contract for each element. If the fee due from the customer is not fixed or determinable due to extended payment terms, revenue is recognized as payments become due from the customer. If collection is not considered probable, revenue is recognized when the fee is collected.

      Revenue allocable to support is recognized on a straight-line basis over the periods in which the support is to be provided.

      Arrangements that include consulting services are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement. When the services are considered essential, revenue under the arrangement is recognized in accordance with SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contract". When the services are not considered essential, the revenue allocable to the software services is recognized as the services are performed.

3.    RECENT DEVELOPMENT

      On June 10, 2001, the Company entered into a definitive agreement with Peregrine Systems, Inc. ("Peregrine") under which Peregrine will acquire all of the outstanding shares of Remedy. Remedy stockholders will receive $9.00 in cash and 0.9065 shares of Peregrine common stock for each Remedy share of common stock. All outstanding options will be assumed by Peregrine and will become options to purchase Peregrine common stock. The definitive agreement has been approved by the Board of Directors of both companies and is subject to approval by Remedy's stockholders, regulatory approvals and customary closing conditions, and is expected to close in the third calendar quarter.

4.    EARNINGS (LOSS) PER SHARE

      Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding. Diluted earnings (loss) per share includes the weighted-average number of common share equivalents outstanding during the period. Dilutive common share equivalents consist of employee stock options and are calculated using the treasury stock method.

      The following table sets forth the computation of basic and diluted earnings (loss) per share:


                                                                  THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                       JUNE 30,                        JUNE 30,
                                                               ------------------------        ------------------------
                                                                 2001            2000            2001            2000
                                                               --------        --------        --------        --------
                                                              (IN THOUSANDS, EXCEPT PER       (IN THOUSANDS, EXCEPT PER
                                                                    SHARE AMOUNTS)                  SHARE AMOUNTS)
                                                                     (UNAUDITED)                     (UNAUDITED)
Numerator:
   Net income (loss).......................................    $ (2,542)       $  8,391        $ (8,766)       $ 13,859
                                                               --------        --------        --------        --------
Denominator:
   Denominator for basic earnings (loss) per
      share-weighted-average shares........................      30,690          31,235          30,517          30,827
   Effect of dilutive securities:
   Employee stock options..................................          --           3,081              --           3,373
                                                               --------        --------        --------        --------
   Denominator for diluted earnings (loss) per
      share-weighted-average shares and dilutive
      securities...........................................      30,690          34,316          30,517          34,200
                                                               --------        --------        --------        --------
   Basic earnings (loss) per share.........................    $  (0.08)       $   0.27        $  (0.29)       $   0.45
                                                               ========        ========        ========        ========
   Diluted earnings (loss) per share.......................    $  (0.08)       $   0.24        $  (0.29)       $   0.41
                                                               ========        ========        ========        ========


5.       COMPREHENSIVE INCOME (LOSS)

         Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income (loss), which includes certain changes in equity of the Company that are excluded from net income (loss). Specifically, FAS 130 requires foreign currency translation adjustments and hedging gains (losses) to be included in accumulated other comprehensive income (loss). Comprehensive income
(loss) for the three months and six months ended June 30, 2001 and 2000 is as follows:


                                                                  THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                       JUNE 31,                        JUNE 31,
                                                               ------------------------        ------------------------
                                                                 2001            2000            2001            2000
                                                               --------        --------        --------        --------
                                                                    (IN THOUSANDS)                  (IN THOUSANDS)
                                                                     (UNAUDITED)                     (UNAUDITED)
Net income (loss)..........................................    $ (2,542)       $  8,391        $ (8,766)       $ 13,859
Unrealized hedging loss....................................         (28)           (100)            (22)            (93)
Change in cumulative translation adjustment................        (235)           (159)           (680)           (320)
                                                               --------        --------        --------        --------
Comprehensive net income (loss)............................    $ (2,805)       $  8,132        $ (9,468)       $ 13,446
                                                               ========        ========        ========        ========


6.       RECENT PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activity", which was subsequently amended by Statement No. 137 ("SFAS 137"), "Accounting for Derivative Instruments and Hedging Activities: Deferral of Effective Date of SFAS 133" and Statement No. 138 ("SFAS 138"), "Accounting for Certain Derivative

Instruments and Certain Hedging Activities: an amendment of FASB Statement No. 133". SFAS 137 requires adoption of SFAS 133 in years beginning after June 15, 2000. SFAS 138 establishes accounting and reporting standards for derivative instruments and addresses a limited number of issues causing implementation difficulties for numerous entities. The Statement requires Remedy to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be recorded at fair value through earnings. If the derivative qualifies as a hedge, depending on the nature of the exposure being hedged, changes in the fair value of derivatives are either offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or are recognized in other comprehensive income until the hedged cash flow is recognized in earnings. The ineffective portion of a derivative's change in fair value is recognized in earnings. The Statement permits early adoption as of the beginning of any fiscal quarter. Remedy adopted SFAS 133 in the quarter ended September 30, 1999 and subsequently implemented a program to hedge a portion of its forecasted foreign currency denominated revenue and expenses with foreign exchange forward contracts. SFAS 133 did not have a material effect on Remedy's financial statements.

7.       RESTRUCTURING OF OPERATIONS

         In April 2001, Remedy announced restructuring activities to reduce future operating costs. The restructuring includes a reduction in workforce by approximately 100 employees or 7%, cancellation of certain contracts and commitments and other cost-saving actions. The Company incurred a restructuring cost of $1.4 million, including $1.0 million for severance related costs and $0.4 million for cancellation of contracts and commitments to reduce future expenses. During the three months ended June 30, 2001, the Company paid approximately $0.9 million for severance related costs, $0.3 million for cancellation of contracts and commitments and wrote-off approximately $0.1 million of prepaid assets. At June 30, 2001, the Company had recorded a liability of $0.1 million for severance costs expected to be paid out by the end of 2001.

         In the first quarter of 2001, the Company recorded a restructuring charge of $3.4 million related to the discontinuation of the eProcurement product. The restructuring charge includes approximately $2.9 million for future customer settlement and support costs, $0.3 million for the write-off of prepaid assets, and $0.2 million for other exit-related costs. During the six months ended June 30, 2001, the Company paid approximately $1.6 million in customer settlement and support costs, $0.2 million for other exit-related costs and wrote-off approximately $0.3 million of prepaid assets. On June 30, 2001, the Company evaluated its restructuring liability based on the then current facts and determined that $0.5 million was not needed due to a lower level of settlement payments and support costs than originally estimated. Accordingly, the liability was reversed by $0.5 million against the restructuring charges recorded in the first quarter of 2001. As of June 30, 2001, the remaining restructuring liability relating to the discontinuation of eProcurement product consists of $0.8 million primarily for future customer settlement and support costs. The Company expects the $0.8 million liability will be paid out by the end of the fiscal year 2001.

8.       PEREGRINE ACQUISITION EXPENSES

         During the second quarter of 2001, Remedy incurred approximately $2.5 million of outside professional fees associated with the anticipated Peregrine merger.

9.       SHARE REPURCHASE

         Since 1998, the Company has repurchased a total of 4,132,300 shares of common stock on the open market from time to time, depending on market conditions. On July 26, 2000, the Board of Directors authorized management of the Company to repurchase up to 3 million shares or approximately 10 percent of the Company's outstanding shares of common stock over the subsequent twelve months. The repurchases have been funded by the Company's cash and short-term investments. During the first quarter of 2001, the Company repurchased a total of 260,000 shares of the Company's stock, at an average price of $24.94, totaling approximately $6.5 million. No shares were repurchased during the second quarter of 2001. At July 26, 2001, no shares remain authorized for repurchase.

10.      SEGMENT INFORMATION

         Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 superseded Statement No. 14 ("SFAS 14"), "Financial Reporting for Segments of a Business Enterprise." SFAS 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers.

         Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the Chief Operating Decision Maker (the "CODM") in deciding how to allocate resources and assess performance. Remedy considers itself to be in a single industry segment, specifically the provision of license, support, consulting and training for its software products. Remedy markets its products in the United States and in foreign countries through both direct and indirect sales channels and through its subsidiaries. Remedy's assets are primarily located in its offices in the United States. Remedy's CODM reviews financial information presented on a consolidated basis, accompanied by disaggregated revenues by geographic region for purposes of making operating decisions and assessing financial performance.